EXHIBIT 10.12

January 25, 2007

Bob Fugerer
4819 Sky blue Drive
Lutz, FL  33558

         Re:      Amendment to Executive Employment Agreement

Dear John:

         This document is intended to memorialize the amendment of your Employment Agreement, dated July 10, 2006.

         Our signatures below confirm that we have agreed to modify the Employment Agreement in Sections 1 and 4 (a) and 4(b) only as described below as follows:

1.       EMPLOYMENT; DUTIES.

         The provision, as originally written has been deleted in its entirety and is amended to read as follows:

The Company shall employ Executive as President and Chief Technological Officer, and Executive accepts such employment under the terms and conditions set forth in this Agreement. Executive’s duties shall be consistent with those of such a position as defined from time to time by the Company’s board of directors (the “Board”) and the Chief Executive Officer.

4.	COMPENSATION AND BENEFITS

(a)	Base Salary

The provision, as originally written has been deleted in its entirety and is amended to read as follows:

Executive’s Base Salary shall be, effective January 1, 2007, in the amount of $150,000 per year. Executive’s base salary shall be reviewed annually in conjunction with Executive’s annual performance review and may be adjusted as appropriate in light of Executive’s performance. Executive’s annual base salary shall be paid in accordance with the standard payroll practices of the Company.

(b)	Incentive compensation.

The provision, as originally written has been deleted in its entirety and is amended to read as follows:

i.	The Company shall pay the executive a one time signing bonus of sixty thousand dollars ($60,000) plus two million shares of the common stock of the Company.
ii.	A quarterly payment of five hundred thousand (500,000) shares of restricted common stock of the company.

Executive acknowledges that the signing bonus in Section 4(b) (i) was paid in full during 2006.

(signature page follows)

APPROVED AND AGREED:	Bob Fugerer

DATE:

Sun Energy Solar, Inc.

DATE:	By:	/s/
Carl L. Smith
Chairman and Chief Executive Officer